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                                                                   EXHIBIT 12.2

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                 PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                               Pro Forma for                                    Pro Forma for
                                      Pro Forma for       the Note Offering, the       Pro Forma for       the Note Offering, the
                                   the Note Offering      Common Stock Offering     the Note Offering      Common Stock Offering
                                         and the          and the Acquisition of          and the           and the Acquisition of
                                   Common Stock Offering       GC Companies         Common Stock Offering        GC Companies
                                      52 weeks ended          52 weeks ended           52 weeks ended            52 weeks ended
                                        December 27,            December 27,               March 29,                March 29,
                                            2001                   2001                      2001                      2001
                                    --------------------    --------------------    --------------------   ---------------------
EARNINGS
Earnings (loss) before income taxes
and cumulative effect accounting changes   $  (106,740)            $ (108,686)              $ (132,922)              $ (184,404)
Add: Fixed charges (below)                     154,395                179,916                  154,720                  179,960
  Depreciation on capitalized interest           1,188                  1,188                    1,107                    1,107
Less: Interest capitalized (below)              (3,129)                (3,129)                  (4,186)                  (4,186)
   Undistributed (income) loss-Joint
   Ventures                                        300                    300                    2,970                    2,970
                                     -----------------      -----------------       ------------------      -------------------
  Earnings for ratio                            46,014                 69,589                   21,689                   (4,553)
                                     -----------------      -----------------       ------------------      -------------------
FIXED CHARGES:
  Interest on borrowings                        60,042                 66,996                   61,443                    68,397
  Interest on capital leases                    12,889                 12,889                   12,653                    12,653
  Interest capitalized                           3,129                  3,129                    4,186                     4,186
  Estimated interest portion of rental
  expense (1)                                   78,335                 96,902                   76,438                    94,724
                                     -----------------      -----------------       ------------------      --------------------
  Fixed Charges                                154,395                179,916                  154,720                   179,960
                                     -----------------      -----------------       ------------------      -------------------
FIXED CHARGES IN EXCESS OF EARNINGS        $   108,381             $  110,327               $  133,031               $   184,513
                                     =================      =================       ==================      ====================

RATIO OF EARNINGS TO FIXED CHARGES                  --                     --                       --                        --

                                     =================      =================       ==================      ====================
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The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of income (loss) before income taxes and cumulative effect of accounting changes, plus fixed charges except capitalized interest. Fixed charges consist of interest expense (including amortization of debt issuance costs), and one-third of rent expense on operating leases, estimated by the
Company to be representative of the interest factor attributable to such rent expense.

(1)  Used one-third of rent expense on operating leases.